Exhibit 99.1

ANTARES PHARMA ANNOUNCES SALE OF ZOMAJET™ NEEDLE-FREE DELIVERY SYSTEM TO FERRING PHARMACEUTICALS

EWING, NJ, October 10, 2017 -- Antares Pharma, Inc. (NASDAQ: ATRS) (“Antares” or “the Company”) today announced that it has entered into a definitive asset purchase agreement to sell the worldwide rights, including certain fixed assets, for the ZOMAJET™ needle-free auto injector device to Ferring Pharmaceuticals (“Ferring”) for up to $14.5 million.  The purchase price will be paid in four instalments consisting of a $2.0 million upfront payment, a second instalment of $2.75 million payable upon satisfaction of certain conditions, a third instalment of $4.75 million payable upon satisfaction of customary closing conditions and the remaining payment of $5.0 million upon the completion of the transaction.   To date, Antares has been the worldwide supplier of ZOMAJET™ devices to its partners Ferring and JCR Pharmaceutical Company Ltd. and will continue to manufacture and supply the devices until the completion date pursuant to existing supply arrangements.  During the completion period, Antares will continue to receive payment for ZOMAJET™ devices manufactured and supplied to its partners and a royalty on net product sales in accordance with the existing license and supply agreements.   The transaction is subject to certain customary closing conditions and expected to be completed by the end of 2018.

“Today’s announcement represents another milestone in executing on our long-term strategic plan.  We are very pleased that Ferring has purchased the ZOMAJET business in order to consolidate the ZOMACTON franchise,” said Robert F. Apple, President and Chief Executive Officer of Antares.  “The sale of a non-core legacy asset which represented approximately $5.5 million annual revenue in the past three years, will allow Antares to better focus its resources on several key strategic objectives which we believe may increase shareholder value.  The transaction with Ferring generates additional non-dilutive cash which Antares intends to use to invest in our pipeline in addition to supporting the potential launch of our next proprietary product, XYOSTED.  The XYOSTED New Drug Application is currently under active review at the U.S. Food and Drug Administration (FDA) and we are working closely with the FDA toward a potential approval in October.”

About Antares Pharma

Antares Pharma focuses on self-administered parenteral pharmaceutical products. The Company’s product, OTREXUP® (methotrexate) injection for subcutaneous use, is approved in the U.S. for the treatment of adults with severe active rheumatoid arthritis, children with active polyarticular juvenile idiopathic arthritis and adults with severe recalcitrant psoriasis. The Company’s product Sumatriptan Injection USP, is approved in the U.S. for the acute treatment of migraine and cluster headache and is distributed by Teva Pharmaceutical Industries, Ltd. (Teva). Antares Pharma is also developing XYOSTED™ for testosterone replacement therapy and has filed a New Drug Application with the U.S. Food and Drug Administration. The Company's technology platforms include VIBEX® disposable auto injectors and disposable multi-use pen injectors. Antares Pharma has license, development and supply agreements with Teva that include VIBEX® epinephrine, exenatide multi-dose pen, and teriparatide multi-dose pen. The Company is also working with AMAG Pharmaceuticals on a subcutaneous method for administering Makena, a progesterone product indicated for use in lowering the risk of pre-term birth.  For more information, visit www.antarespharma.com.

About Ferring Pharmaceuticals

Headquartered in Saint-Prex, Switzerland, Ferring Pharmaceuticals is a research-driven, specialty biopharmaceutical group active in global markets. A leader in reproductive and maternal health, Ferring has been developing treatments for mothers and babies for over 50 years. Today, over one third of the company’s research and development investment goes towards finding innovative treatments to help mothers and babies, from conception to birth. The company also identifies, develops and markets innovative products in the areas of urology, gastroenterology, endocrinology and orthopaedics. Ferring has its own operating subsidiaries in nearly 60 countries and markets its products in 110 countries. For further information on Ferring or its products, visit www.ferring.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are subject to certain risks and uncertainties that can cause actual results to differ materially from those described.  Factors that may cause such differences include, but are not limited to: successful completion of the transaction with Ferring International Center, S.A. and satisfaction of the various conditions in the Ferring asset purchase agreement and payment of the full purchase price; U.S. Food and Drug Administration (“FDA”) approval of the XYOSTED™ NDA and future market acceptance and revenue for XYOSTED™; FDA approval of the sNDA submitted by AMAG Pharmaceuticals for an auto injector for Makena and future market acceptance and revenue of the same; the outcome of the pending patent litigation between Teva Pharmaceutical Industries, Ltd. (Teva) and Eli Lilly and the Company regarding the Teriparatide multi-dose pen; FDA action with respect to Teva’s Abbreviated New Drug Application (“ANDA”) for the Teriparatide multi-dose pen and the timing and approval, if any, by the FDA of the same; Teva’s expectations about timing and approval of the VIBEX® epinephrine pen ANDA by the FDA and potential product launch of the same, the therapeutic equivalence rating thereof, and any future revenue from the same; Teva’s ability to successfully commercialize VIBEX® Sumatriptan Injection USP and the amount of revenue from the same; FDA action with respect to Teva’s ANDA filed for the Exenatide pen and future revenue from the same; continued growth of prescriptions and sales of OTREXUP®;  the timing and results of research projects, clinical trials,  and product candidates in development; actions by the FDA or other regulatory agencies with the respect to the Company’s products or product candidates of its partners; continued growth in product, development, licensing and royalty revenue; the Company’s ability to obtain financial and other resources for its research, development, clinical, and commercial activities and other statements regarding matters that are not historical facts, and involve predictions. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance, achievements or prospects to be materially different from any future results, performance, achievements or prospects expressed in or implied by such forward-looking statements. In some cases you can identify forward-looking statements by terminology such as ''may'', ''will'', ''should'', ''would'', ''expect'', ''intend'', ''plan'', ''anticipate'', ''believe'', ''estimate'', ''predict'', ''potential'', ''seem'', ''seek'', ''future'', ''continue'', or ''appear'' or the negative of these terms or similar expressions, although not all forward-looking statements contain these identifying words. Additional information concerning these and other factors that may cause actual results to differ materially from those anticipated in the forward-looking statements is contained in the "Risk Factors" section of the Company's Annual Report on Form 10-K for the year ended December 31, 2016, and in the Company's other periodic reports and filings with the Securities and Exchange Commission.  The Company cautions investors not to place undue reliance on the forward-looking statements contained in this press release. All forward-looking statements are based on information currently available to the Company on the date hereof, and the Company undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date of this press release, except as required by law.

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Contact:

Jack Howarth

Vice President, Corporate Affairs of Antares

609-359-3016

jhowarth@antarespharma.com

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